UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Biolase, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	87-0442441
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4 Cromwell, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Rights to Purchase Preferred Stock	NASDAQ Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective Pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to Be Registered.

On November 3, 2014, Biolase, Inc. (the “Company”) and Computershare Trust Company, N.A., as rights agent and successor to U.S. Stock Transfer Corporation (the “Rights Agent”), entered into a Third Amendment to Rights Agreement (the “Third Amendment”), amending the Rights Agreement dated as of December 31, 1998 (as amended as of December 19, 2008 and March 17, 2014, the “Rights Agreement”), between the Company and the Rights Agent.

The Third Amendment amends the definitions of “Beneficially Own” and “Beneficial Owner” to exclude from beneficial ownership any securities that are subject to a warrant purchased pursuant to an agreement with the Company to the extent the terms of the warrant would prohibit the acquisition of those securities.

The rights issued pursuant to the Rights Agreement are in all respects subject to and governed by the provisions of the Rights Agreement, as amended by the Third Amendment. The Rights Agreement is described in and included as an exhibit to the Company’s Registration Statement on Form 8-A (File No. 000-19627), filed with the Securities and Exchange Commission (the “SEC”) on December 29, 1998. The Amendment to Rights Agreement is filed as an exhibit to the Company’s Current Report on Form 8-K (File No. 000-19627), filed with the SEC on December 22, 2008, and the Amended and Restated Second Amendment to Rights Agreement is filed as an exhibit to the Company’s Registration Statement on Form 8-A (File No. 001-36385), filed with the SEC on March 28, 2014. Such descriptions, as amended hereby, are incorporated by reference herein.

The Third Amendment is filed as Exhibit 4.4 hereto, and is incorporated by reference herein.

Item 2.	Exhibits.

Exhibit Number	Description

3.1.1	Restated Certificate of Incorporation, including, (i) Certificate of Designations, Preferences and Rights of 6% Redeemable Cumulative Convertible Preferred Stock of the Registrant; (ii) Certificate of Designations, Preferences and Rights of Series A 6% Redeemable Cumulative Convertible Preferred Stock of The Registrant; (iii) Certificate of Correction Filed to Correct a Certain Error in the Certificate of Designation of The Registrant; and (iv) Certificate of Designations of Series B Junior Participating Cumulative Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1 of the Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the SEC on December 23, 2005).

3.1.2	Amendment to Restated Certificate of Incorporation, effective as of May 14, 2012 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 16, 2012).

3.1.3	Second Amendment to Restated Certificate of Incorporation, effective as of October 30, 2014.

3.2	Sixth Amended and Restated Bylaws of the Registrant, adopted on June 26, 2014 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 30, 2014).

4.1	Rights Agreement, dated as of December 31, 1998, between the Registrant and U.S. Stock Transfer Corporation (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A, filed with the SEC on December 29, 1998).

4.2	Amendment to Rights Agreement, dated December 19, 2008, between the Registrant and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 22, 2008).

4.3	Amended and Restated Second Amendment to Rights Agreement, dated March 17, 2014 (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed with the SEC on March 28, 2014).

4.4	Third Amendment to Rights Agreement, dated as of November 3, 2014, between the Registrant and Computershare Trust Company, N.A., as rights agent.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BIOLASE, INC.

Date: November 4, 2014	By:	/s/ Frederick D. Furry
	Name:	Frederick D. Furry
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1.1	Restated Certificate of Incorporation, including, (i) Certificate of Designations, Preferences and Rights of 6% Redeemable Cumulative Convertible Preferred Stock of the Registrant; (ii) Certificate of Designations, Preferences and Rights of Series A 6% Redeemable Cumulative Convertible Preferred Stock of The Registrant; (iii) Certificate of Correction Filed to Correct a Certain Error in the Certificate of Designation of The Registrant; and (iv) Certificate of Designations of Series B Junior Participating Cumulative Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1 of the Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the SEC on December 23, 2005).

3.1.2	Amendment to Restated Certificate of Incorporation, effective as of May 14, 2012 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 16, 2012).

3.1.3	Second Amendment to Restated Certificate of Incorporation, effective as of October 30, 2014.

3.2	Sixth Amended and Restated Bylaws of the Registrant, adopted on June 26, 2014 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 30, 2014).

4.1	Rights Agreement, dated as of December 31, 1998, between the Registrant and U.S. Stock Transfer Corporation (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A, filed with the SEC on December 29, 1998).

4.2	Amendment to Rights Agreement, dated December 19, 2008, between the Registrant and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 22, 2008).

4.3	Amended and Restated Second Amendment to Rights Agreement, dated March 17, 2014 (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed with the SEC on March 28, 2014).

4.4	Third Amendment to Rights Agreement, dated as of November 3, 2014, between the Registrant and Computershare Trust Company, N.A., as rights agent.

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